As filed with the Securities and Exchange Commission on June 3, 2005

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE ONE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

VIRGINIA	54-1746567
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

512 Bridge Street

Danville, Virginia 24541

(434) 792-7511

(Address of principal executive offices, including zip code)

Standard Commercial Corporation Performance Improvement Compensation Plan

Standard Commercial Corporation 2001 Performance Improvement Compensation Plan

(Full titles of the plans)

James A. Cooley

Executive Vice President - Chief Financial Officer

Alliance One International, Inc.

512 Bridge Street

Danville, Virginia 24541

(434) 792-7511

(Name, address and telephone number, including area code, of agent for service)

With copies to:

Thurston R. Moore, Esq.

Randall S. Parks, Esq.

Hunton & Williams LLP

951 East Byrd Street

Richmond, Virginia 23219

(804) 788-8200

(804) 788-8218 (Fax)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, without par value per share	774,021 shares	$6.41	$4,961,475	$584

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, the number of shares of Common Stock registered hereunder includes such indeterminate number of additional shares of Common Stock as may be offered or issued in the future to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of $6.41 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 31, 2005.

(3)	Calculated by multiplying the estimated aggregate offering price of securities to be registered by .0001177.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement on Form S-8 is filed by Alliance One International, Inc., a Virginia corporation (the “Company” or the “Registrant”) relating to 774,021 shares of its common stock, without par value per share, issuable pursuant to the Standard Commercial Corporation Performance Improvement Compensation Plan and the Standard Commercial Corporation 2001 Performance Improvement Compensation Plan, each as assumed by the Company in connection with its merger with Standard Commercial Corporation, effective May 13, 2005.

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents filed with the SEC by the Company:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2004, as amended;

(b)	Quarterly Reports on Form 10-Q for the fiscal quarter ended June 30, 2004, as filed on August 3, 2004, for the fiscal quarter ended September 30, 2004, as filed on November 9, 2004, and for the fiscal quarter ended December 31, 2004, as filed on February 8, 2005, each as amended; and

(c)	Current Reports on Form 8-K, filed on April 1, 2004, August 26, 2004, October 12, 2004, October 20, 2004, October 28, 2004, November 1, 2004, November 3, 2004, November 8, 2004, December 10, 2004, December 22, 2004, March 1, 2005, March 4, 2005, March 8, 2005, March 22, 2005, April 1, 2005, April 4, 2005, April 12, 2005, April 18, 2005, April 19, 2005, April 22, 2005, April 25, 2005, May 2, 2005, May 3, 2005, May 4, 2005, May 5, 2005, May 6, 2005, May 9, 2005, May 10, 2005, May 11, 2005, May 16, 2005, May 16, 2005 and May 19, 2005, each as amended.

(d)	The description of the Company’s common stock, without par value, contained in the Company’s registration statement on Form S-4/A as filed March 3, 2005.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”) and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document that is or is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Virginia Stock Corporation Act (the “VSCA”) permits, and the Company’s amended and restated articles of incorporation provide for, the indemnification of the Company’s directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act. Under sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company’s amended and restated articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company has obtained insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act. In addition, the VSCA and the Company’s amended and restated articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are incorporated into this paragraph by reference.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Alliance One International, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed May 19, 2005).

4.2	Amended and Restated Bylaws of Alliance One International, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed May 19, 2005).

4.3	Specimen of Alliance One International, Inc. Common Stock Certificate (filed herewith).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

99.1	Standard Commercial Corporation Performance Improvement Compensation Plan (filed herewith).

99.2	Standard Commercial Corporation 2001 Performance Improvement Compensation Plan (incorporated by reference to Appendix A to Standard Commercial Corporation’s definitive proxy solicitation materials filed June 28, 2001).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danville, Commonwealth of Virginia, on this 3rd day of June, 2005.

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ James A. Cooley
James A. Cooley
Executive Vice President - Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints James A. Cooley and Thomas G. Reynolds, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated on June 3, 2005.

By:	/s/ Brian J. Harker	By:	/s/ Gilbert L. Klemann, II
	Brian J. Harker Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)		Gilbert L. Klemann, II Director

By:	/s/ Robert E. Harrison	By:	/s/ Joseph L. Lanier, Jr.
	Robert E. Harrison President and Chief Operating Officer (Principal Operating Officer)		Joseph L. Lanier, Jr. Director

By:	/s/ James A. Cooley	By:	/s/ Albert C. Monk III
	James A. Cooley Executive Vice President-Chief Financial Officer (Principal Financial Officer)		Albert C. Monk III Director

By:	/s/ Thomas G. Reynolds	By:	/s/ B. Clyde Preslar
	Thomas G. Reynolds Vice President-Controller (Principal Accounting Officer)		B. Clyde Preslar Director

By:	/s/ C. Richard Green, Jr.	By:	/s/ Norman A. Scher
	C. Richard Green, Jr. Director		Norman A. Scher Director

By:	/s/ John M. Hines	By:	/s/ William S. Sheridan
	John M. Hines Director		William S. Sheridan Director

By:	/s/ Nigel G. Howard	By:	/s/ Martin R. Wade III
	Nigel G. Howard Director		Martin R. Wade III Director

By:	/s/ Mark W. Kehaya
Mark W. Kehaya Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of Alliance One International, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed May 19, 2005).

4.2	Amended and Restated Bylaws of Alliance One International, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed May 19, 2005).

4.3	Specimen of Alliance One International, Inc. Common Stock Certificate (filed herewith).

5.1	Opinion of Hunton & Williams LLP as to the legality of the securities being registered (filed herewith).

23.1	Consent of Hunton & Williams LLP (included in the opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP (filed herewith).

23.3	Consent of Deloitte & Touche LLP (filed herewith).

24.1	Powers of Attorney (included on signature page).

99.1	Standard Commercial Corporation Performance Improvement Compensation Plan (filed herewith).

99.2	Standard Commercial Corporation 2001 Performance Improvement Compensation Plan (incorporated by reference to Appendix A to Standard Commercial Corporation’s definitive proxy solicitation materials filed June 28, 2001).